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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 27, 2003

                           TRANSTEXAS GAS CORPORATION

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-30475                                      76-0401023
         -------                                      ----------
(Commission File Number)                          (I.R.S. Employer
                                                 Identification No.)


                 1300 North Sam Houston Parkway East, Suite 310
                              Houston, Texas 77032
          (Address of principal executive offices, including zip code)


                                 (281) 987-8600
              (Registrant's telephone number, including area code)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

                                 Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                                 Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

                                 Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                                 Not applicable.

ITEM 5. OTHER EVENTS.

        On June 17, 2003, TransTexas Gas Corporation (the "Company"), experienced a blowout and fire incident on Tranocean, Inc.'s ("Transocean") TODCO Rig #62, which was contracted to the Company to drill the State Tract 331-9 well in its Eagle Bay producing field in Galveston Bay, Texas. This incident was previously disclosed in a press release on June 18, 2003. Since that time, the fire has been extinguished, the well appears to be safe and under control, and the Company is working with Transocean to remove the rig from the well location. Oil and gas well control experts, Boots & Coots International Well Control, Inc., have been on location since early morning on June 18, 2003 and continue to assist TransTexas and Transocean in assuring continued safety at the site.

        TransTexas maintains insurance coverage that is expected to cover the cost of remediating the well and re-entering the well bore. TransTexas presently anticipates that it will be able to remove the damaged TODCO Rig #62, move a replacement rig onto the location and subsequently attempt re-entry into the well bore within thirty-five (35) days. The Company cannot assure that such an operation will be successfully accomplished and the possibility exists that it may become necessary to re-drill the entire well from a new surface location at additional expense.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                                 Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

                                 Not applicable.

(b) Pro forma financial information:

                                 Not applicable.

(c) Exhibits:

                                 Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

                                 Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

                                 Not applicable.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRANSTEXAS GAS CORPORATION



                    By: /s/ ED DONAHUE
                        ----------------------------------
                        Name:  Ed Donahue
                        Title: Chief Financial Officer

Dated:  June 27, 2003